LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	I, Benjamin W. Wood, an Officer of Roper Industries, Inc., do hereby appoint Shanler D. Cronk, Vice President, General Counsel and Secretary of Roper Industries, Inc., as Attorney-in-Fact to execute, deliver and file on my behalf Securities & Exchange Commision Forms 144, Forms 4 and Forms 5 as such forms may be required in connection with my acquisition and disposition of shares of the common stock, or options therefore of Roper Industries, Inc., such authority as Attorney-in-Fact to be exercised in each instance at my specific direction.
	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 28th day of May, 2003.




									   s/s  Benjamin
W. Wood
						Signature



									   Benjamin W.
Wood
						Print Name



STATE OF GEORGIA

COUNTY OF
GWINNETT



	On this 28th day of May, 2003, Benjamin W. Wood personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS
WHEREOF, I have hereunto set my hand and official seal.




									   s/s  Susan K. Boutelle
						Notary Public




									   My Commission Expires: 	June 14, 2005